Exhibit 5


                                                June 4, 1998





Electric Lightwave, Inc.
8100 N.E. Parkway Drive
Ste. 150
Vancouver, WA  98662-6461

Gentlemen:

                  As counsel to Electric Lightware, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act"), of up to 200,000 shares (subject to adjustment) of class A common stock of the Company (the "Stock") to be sold by the Company from time to time pursuant to the Company's 1998 Employee Stock Purchase Plan ("Plan") we have examined the registration statement on Form S-8 (the "Registration Statement") in regard thereto, filed under the Act, and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination, we hereby advise you that:

                  (1) We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of Delaware. We are further of the opinion that, in the event that originally issued shares of class A common stock of the Company shall be offered and sold during a subscription and purchase period under the Plan (the "Offered Stock") and such Offered Stock is issued and sold in accordance with the Plan and the Registration Statement, and when the steps enumerated in Paragraph (2) hereof shall have been taken, the Offered Stock will be legally issued, fully paid and nonassessable shares of the capital stock of the Company.

                  (2) The steps which are referred to in the foregoing Paragraph
(1) hereof are:

                      (a) It shall be determined that the public utilities commissions of the states of Arizona, California, Idaho, Oregon, Utah and Washington and any other state with respect to which the Company conducts, or shall have sought authority to conduct, a telecommunications

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Electric Lightwave, Inc.
June 4, 1998
Page 2

                      business   shall   be   without jurisdiction,  or shall
                      have declined to exercise jurisdiction, over the issuance and sale of the Offered Stock;

                      (b) The applicable provisions of the Act shall have been complied with, and

                      (c) The Offered Stock shall have been duly issued and paid for.

                  In rendering the foregoing opinion we express no opinion as to laws other than the laws of the State of New York, the corporation laws of the State of Delaware and the Federal laws of the United States

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                       /s/  Winthrop, Stimpson, Putnam & Roberts